SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2012

HPC POS SYSTEM, CORP.
NEVADA			333-149188		26-0857573
(State or other jurisdiction	(Commission File No.)	(IRS Employer incorporation)
Identification No.

	c/o House of Mohan Corporation
6409 Lake Meadow Drive, Burke, VA	22015
(Address of principal executive 	(Zip Code)
officers)

703-283-9736
(Registrant?s telephone number, including area code)

(Former name or former address, if changes since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):
[  ]	Written communications pursuant to Rule 425 under the Securities
 Act (17 CFR 230.425)
[  ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange
 Act (17 CFR 240.14a-12(b))
[  ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
[  ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 [  CFR 240.13e-4(c))

Section 8 Other Events Item 8.01 Other Events.

On Saturday, October 6, 2012, 06:59 AM, HPC POS System, Corp. received an email from PMB Helin Donovan stating their firm has resigned as the company's independent accounting firm. The reason for PMB's resignation is based on the fact that HPC POS System, Corp. took the position to present on October 6, 2012 a list of existing old debt provided by The House of Mohan Corporation, which would lead to misrepresentation of financial information on the previous financial statement. Furthermore, HPC POS System, Corp. agrees with PMB Helin Donovan, LLP that the knowledge of transactions were not properly reflected in the financial statements, As a result, HPC POS System, Corp. has accepted the resignation of PMB Helin Donovan, LLP as the company's independent accounting firm because of an apparent misrepresentation of financial information provided prior to October 6, 2012.

Item 9.01 Financial Statements and Exhibits.
Exhibits -None

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

October 19, 2012
HPC POS SYSTEM, CORP.
(Registrant)

/s/ Melvin W. Coles
By: MELVIN W. COLES, PRESIDENT